Exhibit 99.1

Tallgrass Energy Partners Announces Continental Resources Contract Extension

LEAWOOD, Kan.— (BUSINESS WIRE)— Tallgrass Energy Partners, LP (“TEP”) today announced that Continental Resources, Inc. (“Continental”) (NYSE: CLR) exercised its contractual right to extend its Throughput and Deficiency Agreements (“TDAs”) to ship crude oil with Belle Fourche Pipeline Company (“BFPL”) and with TEP’s subsidiary, Tallgrass Pony Express Pipeline, LLC (“Pony Express”), through Oct. 31, 2024. The TDAs were previously scheduled to expire on Oct. 31, 2019.

“This is a unique, mutually beneficial opportunity in the current environment to extend Pony Express’s relationship with its largest customer, secure highly desired Bakken crude oil volumes well past our existing contract maturities, and help provide cash flow certainty for Pony Express,” said David G. Dehaemers Jr., President and CEO of Tallgrass Energy. “Pony Express is capable of transporting approximately 400,000 bbl/d, and has just over 300,000 bbl/d currently contracted. This extension fills a portion of the pipeline’s available capacity from the Bakken and for a term of five years beyond the initial contract term, solidifying Pony Express’s long-term position in the crude oil transportation market.”

Starting Jan. 1, 2018, new uncommitted rates on the joint tariff of BFPL, Pony Express and Bridger Pipeline, LLC will be established, resulting in certain committed rates on the joint tariff being adjusted on the same date. These joint tariff committed rates will initially be $3.75 per barrel for Williston basin origin points and $2.86 per barrel for Guernsey, Wyo. origin points on Pony Express.

“We are pleased to extend our long-standing transportation relationship with Pony Express and Belle Fourche,” said Harold Hamm, Chairman and CEO of Continental Resources. “It provides a premier takeaway solution for our Bakken production when considering operational reliability, access to significant refining markets and, of course, access to storage and pipeline connectivity at Cushing. In addition, the extension will facilitate further improvements in the economics of our operations in the Bakken, the nation’s premier onshore oil play.”

“Belle Fourche is pleased to extend our long-standing relationship with one of the premier producers in the Williston Basin,” said Hank True, President of BFPL. “With this extension, we will continue to build out much needed infrastructure that will provide stability in transportation and markets for all involved.”

About Tallgrass Energy

Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the cash flow certainty for Pony Express in connection with the contract extension. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and its affiliates, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected. Any forward-looking statement applies only as of the date on which such statement is made and TEP and its affiliates do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Tallgrass Energy

Investor and Financial Inquiries

Nate Lien

913-928-6012

investor.relations@tallgrassenergylp.com

or

Media and Trade Inquiries

Phyllis Hammond

303-763-3568

phyllis.hammond@tallgrassenergylp.com